Exhibit 10.1

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This SECOND AMENDMENT to the Employment Agreement entered into as of July 27, 2006, as amended (the “Agreement”), by and between WM. BRITTON GREENE (“Executive”) and THE ST. JOE COMPANY, a Florida corporation (the “Company”), shall be effective as of February 15, 2008.

WHEREAS, the Company and the Executive previously entered into the Agreement in order to establish the terms and conditions of the Executive’s employment with the Company;

WHEREAS, as a result of the Executive’s promotion to Chief Executive Officer, the Company and the Executive desire to amend certain terms of the Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Executive and the Company, intending to be legally bound, hereby amend the Agreement as follows:

1. Section 6.4(a) of the Agreement shall be amended to read as follows:

“(a) pay to the Executive, in a lump sum within 30 days of the Date of Termination, an amount equal to two times the sum of the Executive’s Base Salary plus the Bonus Amount, provided, however, that if Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code as of the Date of Termination, then any such amounts payable under this Section 6.4(a) shall be paid instead to the Executive in a lump sum on the earlier of (x) the date which is six months following his Date of Termination and (y) the date of the Executive’s death, and not before;”

2. Except as amended hereby, the Agreement shall remain in full force and effect. This Second Amendment may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Executive and the Company have executed and delivered this Second Amendment effective as of February 15, 2008.

THE ST. JOE COMPANY

By: /s/ Rusty Bozman
Rusty Bozman
Vice President – Human Resources

EXECUTIVE

/s/ Wm. Britton Greene

Wm. Britton Greene